UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 30, 2007
I-FLOW CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18338 (Commission File Number)	33-0121984 (IRS Employer Identification No.)
20202 Windrow Drive
Lake Forest, California 92630
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 206-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 30, 2007, I-Flow Corporation, a Delaware corporation (“I-Flow” or the “Company”), entered into an Amendment No. 1 (the “Amendment”) to the Stock Purchase Agreement dated as of September 29, 2006 (the “Stock Purchase Agreement”) with and among HAPC, Inc., a Delaware corporation (“HAPC”), Iceland Acquisition Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of HAPC (“Acquisition Sub”), and InfuSystem, Inc., a California corporation and wholly-owned subsidiary of I-Flow (“InfuSystem”).
     Prior to the Amendment, the Stock Purchase Agreement could have been terminated at any time prior to the closing of the transactions contemplated therein by I-Flow or HAPC, if the closing had not occurred by April 30, 2007. Pursuant to the terms of the Amendment, such termination date was extended to June 29, 2007.
     All other provisions of the Stock Purchase Agreement remain unchanged, including the other conditions of termination and the requirement for HAPC to pay a termination fee to I-Flow, in the event that the Stock Purchase Agreement is terminated for the following reasons: (i) because of HAPC’s failure to obtain its stockholders’ approval of the transactions contemplated by the Stock Purchase Agreement for any reason by the termination date (as extended to June 29, 2007) or (ii) because HAPC or Acquisition Sub is unwilling or unable to consummate the transactions contemplated by the Stock Purchase Agreement, notwithstanding the fact that all conditions precedent contained in the Stock Purchase Agreement to be satisfied by I-Flow and InfuSystem (and the receipt of HAPC’s stockholders’ approval) have been satisfied or are capable of fulfillment. In the event that I-Flow terminates the Stock Purchase Agreement after June 29, 2007 and the termination fee is payable for the sole reason that HAPC has not held the stockholder meeting seeking its stockholders’ approval by June 29, 2007, the termination fee will be $1,000,000. In all other cases where a termination fee is payable, the amount will be $3,000,000.
     Payment of the termination fee continues to be guaranteed to I-Flow by Messrs. Sean D. McDevitt, Pat LaVecchia and Philip B. Harris pursuant to a Continuing Guaranty provided by such guarantors in favor of I-Flow and delivered on September 29, 2006 in connection with the Stock Purchase Agreement.
     The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference. The foregoing description should also be read in conjunction with I-Flow’s initial disclosure regarding the Stock Purchase Agreement contained in a current report on Form 8-K filed by I-Flow with the Securities and Exchange Commission on October 4, 2006.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     The following exhibits are filed with this current report on Form 8-K:

Exhibit No.	Description
10.1	Amendment No. 1 dated as of April 30, 2007 to the Stock Purchase Agreement dated as of September 29, 2006 by and among I-Flow Corporation, InfuSystem, Inc., HAPC, Inc. and Iceland Acquisition Subsidiary, Inc.

Forward-Looking Statements
     Statements by the Company in this report and in other reports and statements released by the Company are and will be forward-looking in nature and express the Company’s current opinions about trends and factors that may impact future operating results. Statements that use words such as “may,” “will,” “should,” “believes,” “predicts,” “estimates,” “projects,” “anticipates” or “expects” or use similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to material risks, assumptions and uncertainties, which could cause actual results to differ materially from those currently expected, and readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by applicable law, the Company undertakes no obligation to publish revised forward-looking statements to reflect the occurrence of unanticipated or subsequent events. Readers are also urged to carefully review and consider the various disclosures made by the Company in this report that seek to advise interested parties of the risks and other factors that affect the Company’s business. Interested parties should also review the Company’s reports on Forms 10-Q and 8-K and other reports that are periodically filed with or furnished to the Securities and Exchange Commission. The risks affecting the Company’s business include, among others: successful consummation of the previously announced sale of InfuSystem, Inc.; physician acceptance of infusion-based therapeutic regimens; implementation of the Company’s direct sales strategy; dependence on the Company’s suppliers and distributors; the Company’s continuing compliance with applicable laws and regulations, such as the Medicare Supplier Standards and the Food, Drug and Cosmetic Act, and the Medicare’s and FDA’s concurrence with management’s subjective judgment on compliance issues; the reimbursement system currently in place and future changes to that system; product availability and acceptance; competition in the industry; technological changes; intellectual property challenges and claims; economic and political conditions in foreign countries; currency exchange rates; inadequacy of booked reserves; and reliance on the success of the home health care industry. All forward-looking statements, whether made in this report or elsewhere, should be considered in context with the various disclosures made by the Company about its business.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-FLOW CORPORATION
Date: May 1, 2007	By:	/s/ James R. Talevich
		Name:	James R. Talevich
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 1 dated as of April 30, 2007 to the Stock Purchase
Agreement dated as of September 29, 2006 by and among I-Flow
Corporation, InfuSystem, Inc., HAPC, Inc. and Iceland Acquisition
Subsidiary, Inc.

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